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                                                                     Exhibit 5.1


February 5, 2003

Abraxas Petroleum Corporation
Eastside Coal Company, Inc.
Sandia Oil & Gas Corporation
Sandia Operating Corp.
Wamsutter Holdings, Inc.
Western Associated Energy Corporation
500 North Loop 1604 East
Suite 100
San Antonio, Texas  78232


                  Re: Registration Statement on Form S-4 filed by Abraxas Petroleum Corporation

Dear Sirs:

         We have acted as counsel to Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), Eastside Coal Company, Inc., a Texas corporation ("Eastside"), Sandia Oil & Gas Corporation, a Texas corporation ("Sandia Oil & Gas"), Sandia Operating Corp., a Texas corporation ("Sandia Operating"), Wamsutter Holdings, Inc., a Wyoming corporation ("Wamsutter"), and Western Associated Energy Corporation, a Texas corporation ("Western"), in connection with the registration under the Securities Act of 1933, as amended, (the "Registration Statement"), of an aggregate of $109,523,000 principal amount of the Company's 11-1/2% Secured Notes Due 2007, Series B (the "Notes") and the guarantee to be endorsed on the Notes by Eastside (the "Eastside Guarantee"), Sandia Oil & Gas (the "Sandia Oil & Gas Guarantee"), Sandia Operating (the "Sandia Operating Guarantee"), Wamsutter (the "Wamsutter Guarantee") and Western (the "Western Guarantee").

         We have examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such documents, corporate records, certificates of officers of Abraxas, Eastside, Sandia Oil & Gas, Sandia Operating, Wamsutter and Western and public officials, and other instruments as we have deemed necessary to express the opinion hereinafter set forth. In expressing our opinion as to the valid issuance of the Notes, Eastside Guarantee, Sandia Oil & Gas Guarantee, Sandia Operating Guarantee, Wamsutter Guarantee and Western Guarantee we express no opinion as to compliance with federal and state securities laws.

         Based upon the foregoing, it is our opinion that:

         (1) the Notes to be issued and sold as described in the Registration Statement have been duly and validly authorized for such issue and sale and, when so issued, sold and delivered, will be validly issued, fully paid and nonassessable;


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         (2) the Notes, when issued, sold and delivered, will be binding obligations of the Company except to the extent that the enforceability of the Notes may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (3) the Eastside Guarantee will be validly issued, fully paid and nonassessable;

         (4) the Eastside Guarantee will be a binding obligation of Eastside except to the extent that the enforceability of the Eastside Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law;

         (5) the Sandia Oil & Gas Guarantee will be validly issued, fully paid and nonassessable;

         (6) the Sandia Oil & Gas Guarantee will be a binding obligation of Sandia Oil & Gas except to the extent that the enforceability of the Sandia Oil & Gas Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law;

         (7) the Sandia Operating Guarantee will be validly issued, fully paid and nonassessable;

         (8) the Sandia Operating Guarantee will be a binding obligation of Sandia Operating except to the extent that the enforceability of the Sandia Operating Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law;

         (9) the Wamsutter Guarantee will be validly issued, fully paid and nonassessable;

         (10) the Wamsutter Guarantee will be a binding obligation of Wamsutter except to the extent that the enforceability of the Wamsutter Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law;

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         (11) the Western Guarantee will be validly issued, fully paid and nonassessable; and

         (12) the Western Guarantee will be a binding obligation of Western except to the extent that the enforceability of the Western Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law.

         The opinion expressed herein is limited to the laws of the State of Texas, the corporation laws of the State of Nevada and the federal laws of the United States.

         We hereby consent to the use of our name in the Registration Statement as counsel who has expressed an opinion upon certain legal matters in connection with the issue and sale of the Exchange Notes (including specifically the reference contained under the caption "Legal Matters") and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Yours very truly,

                                            COX & SMITH INCORPORATED


                                            By: /s/ Steven R. Jacobs
                                                -------------------------------
                                                Steven R. Jacobs, For the Firm